EXHIBIT 10.8

EL CAPITAN PRECIOUS METALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made and entered into as of October 17, 2014 by and between El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”), and Connelly Land LLC (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser wishes to purchase from the Company and the Company wishes to sell to the Purchaser, upon the terms and subject to the conditions of this Agreement, a secured promissory note of the Company with a stated principal amount of Five Hundred Thousand Dollars ($500,000.00) and a common stock purchase warrant to purchase 735,294 shares (subject to adjustment) of common stock of the Company; and

WHEREAS, in order to secure the payment of such note and the Company’s obligations thereunder and under this Agreement, the Company has agreed to grant a first priority security interest in favor of the Purchaser in certain of the Company’s assets.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Agreement to Purchase and Sell the Note and Warrant. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company a secured promissory note with a stated principal amount of $500,000.00 in the form attached hereto as Exhibit A (as may be amended or modified from time to time, the “Note”), and a common stock purchase warrant to purchase 735,294 shares (subject to adjustment) of common stock of the Company in the form attached hereto as Exhibit B (as may be amended or modified from time to time, the “Warrant”). The Note and the Warrant are collectively referred to herein as the “Securities.”

2.      Security Interest. To secure the payment of the Note, promptly when due, and the Company’s obligations under this Agreement and the other Loan Documents (as defined in Section 3 hereof), the Company agrees to grant to the Purchaser a first priority security interest in and lien on the Collateral, pursuant to a security agreement in substantially the form attached as Exhibit C (the “Security Agreement”). “Collateral” shall mean all right title and interest of the Company in and to the net proceeds received by the Company from its sale of tailings separated from iron ore recovered by the Company at the property located near Capitan, New Mexico in which El Capitan, Ltd., an Arizona corporation wholly-owned by the Company, holds an interest, together with all substitutions and replacements for and products and proceeds of any of the foregoing property.

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3.      Closing; Deliveries; Payment. The closing of the purchase and sale of the Securities under this Agreement (the “Closing”) shall take place on the date hereof (the “Closing Date”) at the Company’s headquarters located at 8390 Via de Ventura, Suite F-110, #215, Scottsdale, Arizona. This Agreement, the Note, the Warrant, the Security Agreement and all other agreements, certificates, documents and instruments furnished in connection herewith or therewith at the Closing (the “Loan Documents”) shall be deemed to be delivered simultaneously on the Closing Date and may be delivered by means of an exchange of executed documents by facsimile or as an attachment in “pdf” or similar format to an electronic mail message with original manually executed documents to follow by mail or courier service.

3.1   At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Purchaser the following:

(a)   a duly executed counterpart to this Agreement;

(b)   a duly executed Note registered in the name of the Purchaser;

(c)   a duly executed Warrant registered in the name of the Purchaser;

(d)   a duly executed counterpart to the Security Agreement; and

(e)   evidence of filing of UCC financing statements in the State of Nevada with respect to the Collateral.

3.2      At or prior to the Closing, subject to the terms and conditions hereof, the Purchaser shall deliver to the Company the following:

(a)   a wire transfer in the amount of $500,000.00 for the purchase price of the Securities (the “Purchase Price”) to an account designated in writing by the Company;

(b)   a duly executed counterpart to this Agreement; and

(c)   a duly executed counterpart to the Security Agreement.

4.     Use of Proceeds. The Company will use the proceeds of the sale of the Securities for working capital and general corporate purposes.

5.     Representations and Warranties. The Company hereby represents and warrants to the Purchaser that the statements contained in this Section 5 are true and correct.

5.1   Organization, Good Standing and Qualification.

(a)   The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company has all requisite corporate power and authority to execute and deliver the Loan Documents to which it is a party, to issue and sell the Securities and the shares of common stock issuable upon the exercise of the Warrant (the “Warrant Shares”) and to carry out the provisions of this Agreement and the other Loan Documents.

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(b)   The Company is not in violation or default of any term of its certificate of incorporation, bylaws or other organizational documents (“Organization Documents”). The execution, delivery, and performance of this Agreement and the other Loan Documents by the Company, and the sale, issuance and delivery of the Securities pursuant hereto and the issuance and delivery of the Warrant Shares, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under the Company’s Organizational Documents.

5.2   Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Loan Documents, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Securities, and the issuance and delivery of the Warrant Shares upon exercise of the Warrant, has been taken. This Agreement and the other Loan Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

5.3   Reservation; Valid Issuance of Warrant Shares. The Warrant Shares have been duly and validly reserved for issuance. When issued and paid for in compliance with the provisions of this Agreement and the Warrant, the Warrant Shares will be (i) validly issued, fully paid and nonassessable, (ii) issued in compliance with applicable federal and state securities laws, and (iii) will be free of any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge (collectively, “Liens”); provided, however, that the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws.

6.     Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that the statements contained in this Section 6 are true and correct.

6.1   Requisite Power and Authority. The Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Loan Documents and to carry out their provisions. All action on Purchaser’s part required for the execution and delivery of this Agreement and the other Loan Documents has been taken. Upon its execution and delivery, this Agreement and the other Loan Documents will be valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

6.2   Investment Representations.

(a)   The Purchaser has had an opportunity to review all documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, including without limitation (i) the Company’s Annual Report on Form 10-K for the year ended September 30, 2013 filed (ii) the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013, March 31, 2014 and June 30, 2014; (iii) all Current Reports on Form 8-K filed by the Company with the SEC since September 30, 2013; (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

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(b)   The Purchaser has been given access to full and complete information regarding the Company and has utilized such access to the Purchaser’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, the Purchaser has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

(c)   The Purchaser is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that the Purchaser believes himself, herself or itself capable of evaluating the merits and risks of the prospective private placement to purchase the Securities, and the suitability of an investment in the Company in light of the Purchaser’s financial condition and investment needs, and legal, tax and accounting matters. The Purchaser has relied upon the advice of the Purchaser’s legal counsel and accountants or other legal and financial advisors with respect to legal, tax and other considerations relating to the purchase of Securities hereunder. The Purchaser is not relying upon the Company with respect to the economic considerations involved to make an investment decision in the Company and the purchase of the Securities

(d)   The Purchaser is acquiring the Securities for his or its own account, for investment purposes only, and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Securities except in compliance with the Securities Act and applicable state securities laws. The Purchaser acknowledges that the offer and sale of the Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act, and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available. The Purchaser understands and agrees that the Securities and the Warrant Shares will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by the Company’s organizational documents, as the same may be amended from time to time, or by any agreement between the Company and the Purchaser:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

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(e)   The Purchaser, if other than an individual, was not organized for the specific purpose of acquiring the Securities.

(f)   The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment. The Purchaser has reviewed the disclosures set forth under the caption “Risk Factors” in the Disclosure Documents.

(g)   The Purchaser is a limited liability company organized under the laws of the State of Minnesota and received the subscription and decided to invest in the Securities in such State.

7.     Miscellaneous.

7.1   Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the Laws of the State of Nevada, without giving effect to principles of conflicts of law or choice of law that would cause the substantive laws of any other jurisdiction to apply.

7.2   Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.2 shall be binding upon the Company and the Purchaser, and their respective successors and assigns.

7.3   Entire Agreement. This Agreement and the Loan Documents constitute the entire agreement among the parties relative to the specific subject matter hereof and thereof.

7.4   Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered by facsimile, receipt confirmed, (ii) on the following business day, if delivered by a reputable nationwide overnight courier service guaranteeing next business day delivery; provided that, notices and other communications sent from or delivered outside of the United States of America shall be sent by a reputable international express courier service and shall be deemed to have been duly given upon delivery to the recipient, and (iii) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid; provided that, notices and other communications sent from or delivered outside of the United States of America by certified or registered mail, return receipt requested, postage prepaid shall be deemed to have been duly given upon delivery to the recipient, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

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If to the Company, to it at the following address:

El Capitan Precious Metals, Inc.

8390 Via de Ventura, Suite F-110, #215

Scottsdale, Arizona 85258

Attention: Chief Financial Officer

Facsimile: (928) 515-1943

with a copy (which shall not constitute notice) to:

Maslon Edelman Borman & Brand, LLP

3300 Wells Fargo Center

90 South 7th Street

Minneapolis, Minnesota 55402

Attention: William M. Mower

Facsimile: (612) 642-8358

If to the Purchaser, to it at the following address:

Connelly Land LLC

155 50th Street S.E

Benson, Minnesota 56215

Attention: Jason Connelly

Email: SVDPROJECT1@gmail.com

7.5   Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.6   Broker’s Fees. Each party represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

7.7   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement may be made by means of a facsimile machine or as an attachment in “pdf” or similar format to an electronic mail message.

7.8   Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

7.9   Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Note and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John F. Stapleton
Name:	John F. Stapleton
Title:	Chief Financial Officer

CONNELLY LAND LLC

By:	/s/ Jason Connelly
Name:	Jason Connelly
Title:	President

[Note and Warrant Purchase Agreement]

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Exhibit A

FORM OF

8% SECURED PROMISSORY NOTE

$500,000.00	Scottsdale, Arizona
October 17, 2014 (the “Issue Date”)

FOR VALUE RECEIVED, El Capitan Precious Metals, Inc., a Nevada corporation (the “Maker”) promises to pay to Connelly Land LLC, a Minnesota limited liability company (the “Payee”), the principal sum of Five Hundred Thousand Dollars ($500,000.00), together with any and all other sums which may be owing to Payee by Maker pursuant to this Promissory Note (this “Note”). This Note is being delivered by Maker pursuant to the terms and conditions of that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of the Issue Date, entered into by and between Maker and Payee. This Note is the “Note” as defined in the Purchase Agreement and is secured pursuant to a Security Agreement (as defined in the Purchase Agreement), dated as of the Issue Date, entered into by and between Maker and Payee. Two Hundred Fifty Thousand Dollars ($250,000.00) of the principal amount of this Note was advanced to Maker on September 8, 2014 (the “Advance Date”), with remaining Two Hundred Fifty Thousand Dollars ($250,000.00) being remitted to Maker on the Issue Date.

1.       Payment Terms. Interest shall accrue (i) on Two Hundred Fifty Thousand Dollars ($250,000.00) of the outstanding principal amount of this Note from the Advance Date, and (ii) on Two Hundred Fifty Thousand Dollars ($250,000.00) of the outstanding principal amount of this Note from the Issue Date, in each case at a rate of eight percent (8%) per annum. Accrued and unpaid interest shall be due and payable quarterly, commencing on the three (3) month anniversary of the Issue Date and continuing on each three (3) month anniversary thereof. Except as otherwise provided herein, the entire outstanding principal amount of this Note and all accrued and unpaid interest thereon (if not sooner paid) will be due and payable in full on the nine (9) month anniversary of the Issue Date (the “Maturity Date”). Payments which are due on a day which is not a Business Day (as hereinafter defined) shall be made on the immediately following Business Day without increase in amount for such later payment. For purposes of this Note, “Business Day” shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in Scottsdale, Arizona are generally closed for business. All payments under this Note shall be applied first to interest and then to principal.

2.       Prepayment. Maker shall have the right to prepay all or part of the principal, accrued and unpaid interest or other amounts payable hereunder, at any time and from time to time. A partial prepayment shall not otherwise change the Maturity Date herein.

3.       Events of Default. The occurrence of any one or more of the following events (whether such occurrence shall be voluntary or involuntary or occur or be effected by operation of law or otherwise) shall constitute an “Event of Default” under this Note:

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(a)   Maker shall fail to pay, within five (5) Business Days of when due, any principal, interest or other amount payable under this Note; or

(b)   Maker shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of his creditors, or shall be unable to pay its debts generally as they become due; or if a petition or answer proposing the adjudication of Maker as bankrupt under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if a receiver, trustee or liquidator of Maker shall be appointed in any proceeding brought against Maker and shall not be discharged within sixty (60) days of such appointment; or if Maker shall consent to or acquiesce in such appointment; or if any property of Maker shall be levied upon or attached in any proceeding.

Maker shall notify Payee in writing of the occurrence of any Event of Default under Section 3(b). Upon the occurrence of an Event of Default, and in addition to any rights and remedies available to Payee under applicable law: (a) Payee shall have the right, at Payee’s option and without demand or notice, to declare all or any part of this Note immediately due and payable and such amounts shall then be due and payable without further demand, presentment or notice of any kind, all of which are hereby waived by Maker; provided, however, that upon the occurrence of an Event of Default described in Section 3(b) this Note shall automatically become due and payable immediately without demand of any kind; and (b) Maker agrees to be liable for and to pay all costs and expenses of Payee, including reasonable attorneys’ fees, in the collection of any of this Note or the enforcement of any of the Payee’s rights.

4.       Modifications. This Note cannot be amended or changed except in writing signed by Maker and Payee, and no waiver of any term or condition of this Note shall be effective except by a writing duly executed by Payee.

5.       Binding Nature. Except as otherwise provided herein, this Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legatees, beneficiaries, personal representatives and other legal representatives, successors and assigns.

6.       Invalidity Of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

7.       Choice Of Law; Consent To Venue And Jurisdiction. This Note shall be governed, construed and interpreted in accordance with the Laws of the State of Nevada, without giving effect to principles of conflicts of law or choice of law that would cause the substantive laws of any other jurisdiction to apply.

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8.       Assignment. Neither Maker nor Payee may assign any of its rights or obligations under this Note without the prior written consent of the non-assigning party.

9.       Notices. Notice of dispute, breach or otherwise of a legal nature will be (a) personally delivered or (b) mailed by national traceable overnight courier or United States registered or certified mail, postage prepaid, return receipt requested. All other notices will be (i) personally delivered, (ii) mailed by national traceable overnight courier or United States registered or certified mail, postage prepaid, return receipt requested; or (iii) sent by confirmed facsimile or electronic mail.

If to Maker:	El Capitan Precious Metals, Inc.
8390 Via de Ventura, Suite F-110, #215
Scottsdale, Arizona 85258
Attention: Chief Financial Officer
Facsimile: (928) 515-1943

If to Payee:	Connelly Land LLC
155 50th Street S.E
Benson, Minnesota 56216
Attention: Jason Connelly
Email:SVDPROJECT1@gmail.com

10.     No Waiver. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

11.     Waiver of Presentment. Maker hereby waives presentment for payment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note; and hereby further consents that Payee may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, and such consent shall not alter nor diminish the liability of any person liable or to become liable for the indebtedness evidenced hereby or any portion of such indebtedness; and hereby further consents that no act, omission or thing, except full payment of this Note, which but for this provision could act as a release or impairment of their liability, shall in any way release, impair or effect the liability of any of them.

12.     Entire Agreement. This Note constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

Signature Page Follows

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IN WITNESS WHEREOF, Maker has executed this Note as of October 17, 2014.

MAKER:

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John F. Stapleton
Name:	John F. Stapleton
Title:	Chief Financial Officer

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Exhibit B

FORM OF

COMMON STOCK PURCHASE WARRANT

The Warrant and the securities issuable upon exercise of this Warrant (the “Securities”) have not been registered under the Securities Act of 1933 (the “Securities Act”) or under any state securities or Blue Sky laws (“Blue Sky Laws”). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities or any interest therein may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable Blue Sky Laws or (b) if the Company has been furnished with both an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration is required because of the availability of an exemption from registration under the Securities Act and applicable Blue Sky Laws, and assurances that the transfer, sale, assignment, pledge, hypothecation or other disposition will be made only in compliance with the conditions of any such registration or exemption.

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

EL CAPITAN PRECIOUS METALS, INC.

October 17, 2014

Warrant No. 2014-1	735,294 Shares

This certifies that, for value received, Connelly Land LLC, a Minnesota limited liability company, or its successors or assigns (“Holder”), is entitled to purchase from El Capitan Precious Metals, Inc., a Nevada corporation (the “Company”) Seven Hundred Thirty-five Thousand Two Hundred Ninety-four (735-294) fully paid and nonassessable shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at an exercise price of $0.17 per Share (the “Exercise Price”), subject to adjustment as herein provided. This Warrant has been issued to the Holder by the Company pursuant to that certain Note and Warrant Purchase Agreement dated even with the date hereof (the “Purchase Agreement”). This Warrant may be exercised by Holder at any time after the date hereof; provided, however, that Holder shall in no event have the right to exercise this Warrant or any portion hereof later than October 17, 2017.

This Warrant is subject to the following provisions, terms and conditions:

1.      Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Company’s headquarters office in Scottsdale, Arizona, or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company (or at any time within the period above named), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares. The Company agrees that the Shares so purchased shall have and are deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment received for such Shares as aforesaid. Certificates for the Shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Company may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

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2.      Transferability of this Warrant. This Warrant is issued upon the following terms, to which Holder consents and agrees:

(a)    Until this Warrant is transferred on the books of the Company, the Company will treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b)    This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

(c)    Prior to making any disposition of this Warrant or of any of the Shares underlying this Warrant, the Holder will give written notice to the Company describing the manner of any such proposed disposition. The Warrant may not be transferred, and the Shares may not be transferred, without the Holder obtaining an opinion of counsel satisfactory in form and substance to the Company’s counsel stating that the proposed transaction will not result in a prohibited transaction under the Securities Act of 1933, as amended (“Securities Act”), and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of counsel.

(d)    Neither this issuance of this Warrant nor the issuance of the Shares underlying this Warrant has been registered under the Securities Act.

3.      Certain Covenants of the Company. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, except those that may be created by or imposed upon the Holder or its property. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

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4.      Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

(a)    Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of stock of the Company payable in Common Stock or securities convertible into or exercisable for Common Stock (“Common Stock Equivalents”) shall be paid by the Company, (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares, or (iii) the Company shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.01 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than $.01 per share.

(b)    Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c)    Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of the Warrant, then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d)    Effect of Reorganization, Reclassification, Merger, etc. If at any time while this Warrant is outstanding there should be any capital reorganization of the capital stock of the Company (other than the issuance of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 4(a) hereof), or any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if such Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Shares issuable upon the exercise of the Warrants) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of this Warrant as if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to Holder such shares of stock, securities, cash or property as in accordance with the foregoing provisions Holder shall be entitled to purchase.

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5.      No Rights as Stockholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a shareholder of the Company.

6.      Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the Laws of the State of Nevada, without giving effect to principles of conflicts of law or choice of law that would cause the substantive laws of any other jurisdiction to apply.

7.       Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

8.       Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or telefaxed and confirmed to the Holder at his or her address set forth on the records of the Company; or if sent to the Company shall be mailed, delivered, or telefaxed and confirmed to El Capitan Precious Metals, Inc., 8390 Via de Ventura, Suite F-110, #215, Scottsdale, Arizona 85258, Attention: Chief Financial Officer, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

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IN WITNESS WHEREOF, El Capitan Precious Metals, Inc. has caused this Warrant to be signed by its duly authorized officer in the date set forth above.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John F. Stapleton
Name:	John F. Stapleton
Title:	Chief Financial Officer

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SUBSCRIPTION FORM

To be signed only upon exercise of Warrant.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________ of the shares of Common Stock of El Capitan Precious Metals, Inc. (the “Shares”) to which such Warrant relates and herewith makes payment of $_____________ therefor in cash, certified check or bank draft and requests that a certificate evidencing the Shares be delivered to, _____________________________, the address for whom is set forth below the signature of the undersigned:

Dated: ____________________

________________________________________
(Signature)

________________________________________
________________________________________
(Address)

˜ ˜ ˜

ASSIGNMENT FORM

To be signed only upon authorized transfer of Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right to purchase shares of Common Stock of El Capitan Precious Metals, Inc. to which the within Warrant relates and appoints ____________________ attorney, to transfer said right on the books of _________________ with full power of substitution in the premises.

Dated: ____________________

________________________________________
(Signature)

________________________________________
________________________________________
(Address)

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EXHIBIT C

FORM OF

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made as of October 17, 2014, by El Capitan Precious Metals, Inc., a Nevada corporation (“Debtor”) in favor of Connelly Land LLC, a Minnesota limited liability company (“Secured Party”).

To secure the payment and performance of each and all of the Debtor’s debts, liabilities, obligations, covenants, warranties, and duties to the Lender under (a) that certain Note and Warrant Purchase Agreement between the Debtor and the Secured Party of even date herewith, as the same may be amended from time to time (the “Purchase Agreement”) and (b) that certain 8% Secured Promissory Note of Debtor of even date herewith in the aggregate principal amount of $500,000.00 in favor of Secured Party, as the same may be amended from time to time (the “Note”), whether liquidated or unliquidated, whether absolute or contingent, and including principal, interest, fees, expenses and charges relating to any of the foregoing (the “Secured Obligations”), Debtor hereby agrees as follows:

1.       Security Interest and Collateral.  Debtor hereby grants to Secured Party a security interest (the “Security Interest”) in the following property (collectively referred to as the “Collateral”):

All right title and interest of Debtor in and to the net proceeds received by Debtor from its sale of tailings separated from iron ore recovered by Debtor at the property located near Capitan, New Mexico in which El Capitan, Ltd., an Arizona corporation wholly-owned by Debtor, holds an interest, together with all substitutions and replacements for and products and proceeds of any of the foregoing property.

2.       Representations, Warranties and Covenants.  Debtor hereby represents and warrants to, and covenants and agrees with, Secured Party as follows:

(a)    The principal executive office of Debtor is located at the address set forth below, and Debtor keeps and will keep all of its books and records related to the Collateral at such address:

Address for Debtor:	8390 Via de Ventura, Suite F-110, #215
Scottsdale, Arizona 85258

(b)    Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter acquired or arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and other liens expressly consented to by Secured Party (the foregoing items are collectively referred to herein as the “Permitted Interests”), and will defend the Collateral against all claims or demands of all persons other than Secured Party and those holding Permitted Interests. Debtor will not sell, assign or otherwise dispose of the Collateral or any interest therein.

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(c)    To the knowledge of Debtor, all rights to payment and all instruments, documents, chattel papers and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation. Debtor will not agree to modify, amend or cancel any such obligation (other than those arising in the ordinary course of business) without Secured Party’s prior written consent, nor will Debtor subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(d)    Debtor will (i) other than taxes and other governmental charges contested in good faith and by appropriate proceedings, promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (ii) keep all Collateral free and clear of all security interests, liens and encumbrances except the Permitted Interests; (iii) keep accurate and complete records pertaining to the Collateral and Debtor’s business and financial condition; (iv) promptly notify Secured Party of any material loss or damage to any Collateral in excess of $50,000 or of any material adverse change, known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper or account constituting Collateral in excess of $50,000; (v) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement; and (vi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

(e)    If Debtor at any time fails to perform or observe any agreement contained in paragraph (d) above, and such failure shall continue for a period of 5 calendar days after Secured Party gives Debtor written notice thereof, Secured Party may (but need not) (i) perform or observe such agreement on behalf of Debtor (or, at Secured Party’s option, in Secured Party’s own name), and (ii) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including without limitation the payment of taxes, the satisfaction of security interests, liens or encumbrances (other than Permitted Interests), the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance).

3.       Remedies.  Upon the occurrence of a breach or default under the Purchase Agreement or an Event of Default under the Note, Secured Party may exercise any one or more of the following rights or remedies if any of the Secured Obligations are not paid when due: (i) exercise and enforce any or all rights and remedies available after default to a secured party under the Nevada Uniform Commercial Code, including but not limited to the right to take possession of any Collateral and the right to sell, lease or otherwise dispose of or use any or all of the Collateral; (ii) examine or inspect any Collateral, wherever located, and examine, inspect and copy Debtor’s books and records pertaining to the Collateral and its business and financial condition; (iii) send requests to account debtors or other obligors for verification of amounts owed to Debtor; (iv) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties; and (v) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. If notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in writing (in the manner specified in Section 4 hereof) at least ten calendar days prior to the date of intended disposition or other action.

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4.       General Provisions.

(a)    This Agreement does not contemplate a sale of accounts or chattel paper, and, as provided by law, Debtor is entitled to any surplus and shall remain liable for any deficiency.

(b)    This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.

(c)    All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

(d)    All notices to be given to Debtor shall be deemed sufficiently given at the time of receipt after deposit in the United States mails, registered or certified, postage prepaid, or when personally delivered to Debtor at its address set forth in Section 2(a) above or such other address as Debtor may inform Secured Party in writing.

(e)    Secured Party shall preserve any rights that Debtor may have against any other party, shall realize on the Collateral the highest value reasonably possible, and shall apply any cash proceeds of Collateral towards satisfaction of the Secured Obligations. With respect to Collateral in the possession or control of Secured Party, as a standard for determining commercial reasonableness Secured Party need not liquidate, collect, sell or otherwise dispose of any of the Collateral that Secured Party believes, in good faith, would not be commercially reasonable, would subject Secured Party to third-party claims or liability, that other potential purchasers could be attracted or a better price could be obtained if Secured Party held such Collateral for up to one year.

(f)     This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and accepted by Secured Party. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement.

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(g)    Except to the extent otherwise required by law, this Agreement shall be governed by the laws of the State of Nevada without regard to its conflicts-of-law principles and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code, as in effect in said state shall have the meanings therein stated and all capitalized terms used herein which are defined in the Purchase Agreement shall have the meanings stated therein. THE UNDERSIGNED HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN MARICOPA COUNTY, ARIZONA, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATED TO THIS AGREEMENT, THE PURCHASE AGREEMENT, THE NOTE OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING.

(h)    If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Secured Obligations.

[Signature Page Follows]

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In Witness Whereof, Debtor has executed and delivered to Secured Party this Security Agreement as of the date first above written.

EL CAPITAN PRECIOUS METALS, INC.

By:	/s/ John F. Stapleton
Name:	John F. Stapleton
Title:	Chief Financial Officer

CONNELLY LAND LLC

By:	/s/ Jason Connelly
Name:	Jason Connelly
Title:	President

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